SECURITIES AND EXCHANGE COMMISSION

                    WASHINGTON, D.C.  20549

                ______________________________

                           FORM 8-K

                        CURRENT REPORT
            PURSUANT TO SECTION 13 OR 15(d) OF THE
                SECURITIES EXCHANGE ACT OF 1934

             ____________________________________



Date of report (Date of earliest event reported):
September 24, 1996


                       CARE CONCEPTS, INC.
      (Exact Name of Registrant as Specified in Charter)



       Delaware                               0-20958
                    85-0519152
(State or Other Juris-                 (Commission File
No.)              (IRS Employer
diction of Incorporation)
                 Identification No.)


3145 West Lewis, Phoenix, Arizona
                          85009
(Address of Principal Executive Offices)
               (Zip Code)


Registrant's telephone number, including area code:
(602) 274-1432


                                       N/A

       (Former Name or Former Address, if Changed Since
Last Report)
ITEM 5.        Other Events.

       On December 29, 1995, Care Concepts, Inc. (the
"Company") executed an Agreement and Plan of Merger
(the "Agreement") by and between the Company and Commonwealth Snack Company, Inc.
("Commonwealth"), pursuant to which, subject to certain conditions, the Company agreed to merge with Commonwealth through a stock-for-stock exchange with the shareholders of Commonwealth.

       The Company has been advised that on September
24, 1996, Commonwealth filed a petition for Chapter 11 voluntary reorganization with the United States
Bankruptcy Court, District of Delaware.  Although the
Agreement has not been formally terminated by either party, it is not expected that the proposed merger will be consummated. Representatives of the Company are currently seeking other candidates for potential merger negotiations.

       On October 10, 1995, the Company and Care
Concepts, Inc., a Nevada corporation ("Care Nevada"), executed an Agreement for Purchase of Assets and Assumption of Liabilities (the "Sale Agreement"), which upon becoming effective would have provided for the sale by the Company, upon approval of the Company's shareholders, of substantially all of its assets in exchange for Care Nevada's assumption of substantially all of its liabilities. The Sale Agreement, while executed by the parties, was not delivered but was held in escrow pending the occurrence of certain conditions precedent to its effectiveness.

       The Company also entered into an Operating
Agreement between the Company and Care Nevada to provide for carrying on the operations of the Company by Care Nevada pending the completion of the proposed merger with Commonwealth and approval of the Sale
Agreement by the shareholders of the Company.

       By letter dated September 25, 1996, Care Nevada advised the Company that it was terminating the Sale
Agreement. On October 7, 1996, Care Nevada instructed the Escrow Agent to return to Care Nevada the executed but undelivered Sale Agreement.

       Effective as of March 27, 1996, Brian J. Kelley resigned as Executive Vice President and a member of the Board of Directors of the Company ("Board"). In addition, on July 31, 1996, Mr. Kelley tendered his resignation as statutory agent for the Company. Further, Barry Plost resigned as a member of the Board on July
26, 1996. Successors for Messrs. Kelley and Plost have not yet been named by the Company. The Company's management currently consists of Derold L. Kelley, Secretary. The remaining members of the Board are Jack
D. Kelley and Derold L. Kelley. The term of office of the prior President of the Company, H. John Altorfer, expired in January of 1996. It is expected that the Company will seek to fill the presidency in the near future.

       The Company also intends to find new auditors to complete the audit of the Company with respect to the year ended December 31, 1995, and accordingly file the Company's Annual Report on Form 10-KSB together with subsequent Form 10-QSB's.

       The Company currently has no cash assets and there can be no assurance that any future funds will be raised by the Company. Accordingly, there can be no assurance that the Company will be able to accomplish any of the objectives set forth above or any of its other business objectives.

                          Signatures:

       Pursuant to the requirements of the Securities
Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                                      CARE
CONCEPTS, INC.



                                                      By: /s/
Derold L. Kelley

Derold L. Kelley

Secretary




Date:  October 21, 1996